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Metropolitan Life Insurance Company
1095 Avenue of the Americas                                [LOGO OF METLIFE (R)]
19th Floor
New York, NY 10036
212 578-2211

JOHN R. MURPHY
Associate General Counsel
Law Department
Tel 212 578-3096    Fax 212  578-1596

August 25, 2011

Board of Directors
MetLife Investors USA Insurance Company
5 Park Plaza, Suite 1900
Irvine, CA 92614

Re: Opinion of Counsel MetLife Investors USA Separate Account A Registration Statement on Form N-4 under the Securities Act of 1933 and Amendment No. 403 under the Investment Company Act of 1940 (File No. 811-03365)

Gentlemen:

I am an officer and Associate General Counsel to MetLife, Inc., the ultimate parent of MetLife Investors USA Insurance Company ("Company"). You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of the above referenced Amendment (the "Amendment") for the Variable Annuity Contracts (the "Contracts") to be issued by the Company and its separate account, MetLife Investors USA Separate Account A.

I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable us to render the opinions expressed below.

I am of the following opinions:

1. MetLife Investors USA Separate Account A is a separate investment account of the Company and is validly existing pursuant to the laws of the State of Delaware and is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

2. Upon the acceptance of purchase payments made by an Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such an Owner will have a legally issued and binding contractual obligation of the Company.

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Board of Directors
August 25, 2011

You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.

Sincerely,


/s/ John R. Murphy
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John R. Murphy